Exhibit 3.1

BYLAWS

OF

NSTAR ELECTRIC COMPANY

April 19, 1977, as amended

January 22, 1987;

January 28, 1988;

May 24, 1988;

 November 22, 1989;

July 22, 1999;

September 20, 1999; and

January 2, 2007

Section 1.  ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles of Organization.  These Bylaws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Section 2.  STOCKHOLDERS

2.1

Annual Meeting.  The annual meeting of the stockholders shall be held at 11:00 in the forenoon on the last Tuesday in April in each year, unless a different date or hour is fixed by the president or the directors.  If that day be a legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a legal holiday at such place.  Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the president or by the directors.

2.2

Special Meeting in Place of Annual Meeting.  If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.  Any such special meeting shall be called as provided in Section 2.3.

2.3

Special Meetings.  A special meeting of the stockholders entitled to vote at the meeting may be called by order of the president or as provided in the Articles of Organization, and the clerk shall, upon request of a majority of the directors then in office, call a special meeting of such stockholders.

2.4

Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the corporation in Boston or at such other place in The Commonwealth of Massachusetts as shall be fixed by the president or the directors.  Any adjourned session of any meeting of the stockholders shall be held in The Commonwealth of Massachusetts at the place designated in the vote of adjournment.

2.5

Notice of Meetings.  A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these Bylaws, is entitled to notice, by leaving such notice with him or at the stockholder’s residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at the stockholder’s address as it appears in the records of the corporation.  Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors.  Whenever notice of a meeting is required to be given to a stockholder under any provision of Massachusetts law applicable to the corporation or of the Articles of Organization or of these Bylaws, a written waiver thereof, executed before or after the meeting by such stockholder or the stockholder’s attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

2.6

Quorum of Stockholders.  At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeing, except as otherwise provided in the Articles of Organization or in these Bylaws and except when a larger quorum is required by law.  Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon any question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.7

Action by Vote.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

2.8

Voting.  Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization.  The corporation shall not, directly or indirectly, vote any share of its own stock.

2.9

Proxies.  Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted.  Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

Section 3.  BOARD OF DIRECTORS

3.1

Number.  The corporation shall not have less that three directors, the number of directors to be fixed from time to time by vote of a majority of the directors then in office; provided, however, that the number of directors shall be fixed at not less than two whenever the corporation shall have only two stockholders and not less than one whenever the corporation shall have only one stockholder.  Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors.  No director need be a stockholder.

3.2        Tenure.  Except as otherwise provided by law, by the Articles of Organization, or by these Bylaws, each director shall hold office until the next annual meeting of the shareholders and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

3.3

Powers.  Except as reserved to the stockholders by law, by the Articles of Organization or by these Bylaws, the business of the corporation shall be managed by the directors who shall have and may exercise all of the powers of the corporation.  In particular, and without limiting the generality of the foregoing, the directors may, subject to any requirements of law, at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

3.4

Committees.  The directors shall, by vote of a majority of the directors then in office, elect from their number an executive committee which shall include the chairman of the board of directors, if any, and the president, and which shall have and exercise the powers of the board in the intervals between the meetings of the board, except that the executive committee shall not exercise those powers of the board which by law, by the Articles of Organization or by these Bylaws the board is prohibited from delegating.  The directors may also, by vote of a majority of the directors then in office, elect from their number other committees and may by vote delegate to any such committee or committees some or all of the power of the directors except those which by law, by the Articles of Organization or by these Bylaws they are prohibited from delegating.  Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the conduct of business by the directors.

3.5

Regular Meetings.  Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.  A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

3.6

Special Meetings.  Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board of directors, if any, or by the president or the treasurer or by three or more directors, reasonable notice thereof being given to each director by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

3.7

Notice.  It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to such director at the director’s usual or last known business or residence address or to give notice to such director in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any director if a written waiver of notice, executed by such director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of such notice.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.8

Presence through Communications Equipment.  Unless otherwise provided by law or the Articles of Organization, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.9

Quorum.  At any meeting of the directors, six directors shall constitute a quorum, except when the number of directors then in office shall be less than twelve, in which case a majority of the directors then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.10

Action by Vote.  When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws.

3.11

Action by Writing.  Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors.  Such consents shall be treated for all purposes as a vote taken at a meeting.

Section 4.  OFFICERS AND AGENTS

4.1

Enumeration; Qualification.  The officers of the corporation shall be a president, a treasurer, a clerk, and such other officers, including a chairman of the board of directors, as the directors from time to time may in their discretion elect or appoint.  The corporation may also have such agents, if any, as the directors from time to time may in their discretion appoint.  Any officer may be but none need be a director or stockholder.  The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process.  Any two or more offices may be held by the same person.  Any officer may be required by the directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the directors may determine.

4.2

Powers.  Subject to law, to the Articles of Organization and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such duties and powers as the directors may from time to time designate.

4.3

Election.  The chairman of the board of directors, if any, and the president, the treasurer and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders.  Other officers, if any, may be elevated or appointed by the board of directors at said meeting or at any other time.

4.4

Tenure.  Except as otherwise provided by law or by the Articles of Organization or by these Bylaws, the chairman of the board of directors, if any, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and other officers shall hold office until their respective successors are chosen and qualified, or in each case until any such officer sooner dies, resigns, is removed or becomes disqualified.  Each agent shall retain his authority at the pleasure of the directors.

4.5

Chief Executive Officer, Chairman of the Board, President and Vice Presidents.  The directors of the corporation shall designate either the chairman of the board of directors, if any, or the president as the chief executive officer of the corporation who shall have general charge and supervision of the business of the corporation, subject to the control of the directors.

The president, if not designated chief executive officer, and any vice president shall have such duties and powers as shall be designated from time to time by the directors or the chief executive officer of the corporation.

4.6

Treasurer and Assistant Treasurers.  The treasurer shall be in charge of the corporation’s funds and valuable papers, books of account and accounting records and shall have such other duties and powers as may be designated from time to time by the directors or by the chief executive officer of the corporation.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors or the chief executive officer of the corporation.

4.7

Clerk and Assistant Clerk.  The clerk shall record all proceedings of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder.  In the absence of the clerk from any meeting of stockholders, an assistant clerk, or if there be none or the assistant clerk is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book.  Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each.  The clerk shall keep a true record of the proceedings of all meetings of the directors and in the clerk’s absence from any such meeting an assistant clerk, or if there be none or the assistant clerk is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof.

Any assistant clerk shall have such other duties and powers as shall be designated from time to time by the directors or the chief executive officer of the corporation.

Section 5.  RESIGNATIONS AND REMOVALS

Any director or officer may resign at any time by delivering his or her resignation in writing to the chairman of the board, if any, the president, the treasurer or the clerk or to a meeting of the directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except as otherwise provided in the Articles of Organization, a director (including persons elected by directors to fill vacancies in the board) may be removed from office: (a) for cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class;  (b) without cause by the vote of the holders of 80% of the shares issued and outstanding and entitled to vote generally in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed without cause only by a vote of the holders of a majority of the shares of such class; or (c) for cause by a vote of a majority of the directors then in office.  The directors may remove any officer elected or appointed by them with or without cause by the vote of a majority of the directors then in office.  A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.  Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation, no director or officer resigning, and no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless in the case of a resignation the directors, or in the case of a removal the body acting on the removal, shall in their or its discretion provide for compensation.

Section 6.  VACANCIES

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by vote of the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office.  The directors shall elect a successor if the office of the president, treasurer or clerk becomes vacant and may elect a successor if any other office becomes vacant.  Each such successor shall hold office for the unexpired term and, in the case of the president, treasurer or clerk, until such officer’s successor is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.  The directors may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

Section 7.  CAPITAL STOCK

7.1

Number and Par Value.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

7.2

Fractional Shares.   The corporation shall not issue fractional shares of stock but may issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip aggregating a full share, the terms and conditions and manner of issue of such scrip to be fixed by the directors.

7.3

Stock Certificates.  Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such stockholder, in such form as shall, in conformity to law, be prescribed from time to time by the directors.  Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer.  Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the time of its issue.

The stock and transfer records shall be kept at the corporation’s principal office or an office of its transfer agent.

7.4

Loss of Certificates.  In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.

Section 8.  TRANSFER OF SHARES OF STOCK

8.1

Transfer on Books.  Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the corporation of his or her post office address.

8.2

Record Date and Closing Transfer Books.  The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.  If no record date is fixed and the transfer books are not closed:

(1)

The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

(2)

The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

Section 9.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involved such indemnification:  (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.  Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation.  Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section.  The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled.  As used in this section, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.  Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 10.  CORPORATE SEAL

The seal of the corporation shall bear the inscription: NSTAR Electric Company - 1886 - Massachusetts.

Section 11.  EXECUTION OF PAPERS

Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board of directors, if any, or by the president or by one of the vice presidents or by the treasurer.

Section 12.  FISCAL YEAR

Except as otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of December in each year.

Section 13.  CONTROL SHARE ACQUISITION

The provisions of Massachusetts General Laws Chapter 110D as in effect from time to time shall not apply to control share acquisitions of the corporation.

Section 14.  AMENDMENTS

These Bylaws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders, or if there shall be two or more classes or series of stock entitled to vote on the question, by vote of each such class or series.  The vote of the holders of 80% of the shares issued and outstanding and entitled to vote generally in the election of directors shall be required for any alteration, amendment or repeal adopted or recommended by 80% of the directors then in office.  These Bylaws may also be altered, amended or repealed by vote of a majority of the directors then in office, except with respect to any provision which by law, the Articles of Organization, or these Bylaws requires action by the stockholders and except for any alteration, amendment or repeal of Section 3.1, Section 3.2, the third sentence of Section 5 or the first two sentences of Section 6 which shall require a vote of 80% of the directors then in office.  Action by the stockholders is required to amend, alter or repeal Section 9 of these Bylaws, or to amend, alter or repeal this Section 14 so as to increase the power of the directors or to reduce the power of the stockholders to amend, alter or repeal these Bylaws.

Any Bylaw so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.